EXHIBIT 9(b)

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      July 3, 2001


To the Shareholders and the Board of Directors of Pax World Growth Fund, Inc.

                               CONSENT OF COUNSEL

       We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 333-23549 of Pax World Growth Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                            /s/ KURZMAN KARELSEN & FRANK, LLP